Exhibit 23.5

CONSENT OF INDEPENDENT AUDITOR

We consent to the use in this Registration Statement on Form S-11 of Clipper Realty Inc. of our report dated March 29, 2016 relating to the statement of revenues and certain expenses of the Aspen property for the year ended December 31, 2015, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in the Prospectus.

/s/ LIPSKY GOODKIN & CO., P.C.

New York, New York

Jan. 30, 2017